Exhibit 99.1

Generation Bio Reports Business Highlights and Fourth Quarter and Full Year 2024 Financial Results

-	Company is applying its T cell-selective lipid nanoparticle to develop siRNA therapeutics for T cell-driven autoimmune diseases
-	Lead target and indication to be announced MY 2025
-	Cash balance of $185.2 million expected to fund operations into 2H 2027

CAMBRIDGE, MASS., Mar. 13, 2025 -- Generation Bio Co. (Nasdaq:GBIO), a biotechnology company working to change what’s possible for people living with T cell-driven autoimmune diseases, reported business highlights and fourth quarter and full year 2024 financial results.

“Our T cell-selective lipid nanoparticle (LNP) is designed to overcome a long-standing challenge for siRNA therapeutics, which is to reach T cells while sparing broader immune cells and achieve potent knockdown of genetic targets in vivo,” said Geoff McDonough, M.D., chief executive officer of Generation Bio. “Significant classes of drugs in immune and inflammation indications modulate T cells, but their impact is constrained due to off-target effects. We believe that by combining the selective delivery of our cell-targeted LNP (ctLNP) platform with the genetic precision of siRNA, we can reach high-value targets that cause T cell-driven autoimmune diseases but are undruggable or poorly drugged by conventional modalities. This approach has the potential to offer predictable pharmacology and expand the therapeutic index, creating a new application space for T cell-specific therapies.”

Business Highlights

●	Applying T cell-selective LNP Delivery System to Develop siRNA Therapeutics for T Cell-driven Autoimmune Diseases: Generation Bio has designed a ctLNP that is specifically targeted to T cells to achieve selective delivery of siRNA and knockdown of targets in vivo, overcoming significant historical challenges for the development of siRNA therapeutics in T cells. The company has shown that its T cell-selective LNP containing an unoptimized siRNA achieved efficient delivery and approximately 98% knockdown of the B2M protein in human T cells in both in vitro and mouse studies.

Delivering siRNA with a T cell-selective LNP could enable selective modulation of T cell activity involved in tissue inflammation and damage while sparing the broader immune system. The development of T cell-selective LNP-siRNA therapeutics could address targets that are undruggable or poorly drugged by conventional modalities and offer the potent, precise protein knockdown and wide therapeutic index required to fulfill unmet need in certain T cell-driven autoimmune diseases. Generation Bio plans to announce the target and indication for its lead ctLNP-siRNA program in mid-2025 and submit an investigational new drug (IND) application in the second half of 2026.

Fourth Quarter and Full Year 2024 Financial Results

●	Cash Position: Cash, cash equivalents and marketable securities were $185.2 million as of December 31, 2024, compared with $264.4 million in cash, cash equivalents, and marketable securities as of December 31, 2023. The company continues to believe that its cash, cash equivalents and marketable securities will fund its operating expenditures and capital expenditure requirements into the second half of 2027.

●	R&D Expenses: Research and development (R&D) expenses were $15.5 million for the quarter ended December 31, 2024 and $61.3 million for the year ended December 31, 2024, compared to $27.9 million for the quarter ended December 31, 2023, including a one-time $5.1 million charge related to the company’s reduction in force, and $93.6 million for the year ended December 31, 2023.

●	G&A Expenses: General and administrative (G&A) expenses were $8.7 million for the quarter ended December 31, 2024 and $37.8 million for the year ended December 31, 2024, compared to $13.4 million for the quarter ended December 31, 2023, including a one-time $1.9 million charge related to the company’s reduction in force, and $50.9 million for the year ended December 31, 2023.

●	Loss on lease termination: During the three months and year ended December 31, 2024, we recognized a non-cash charge of $3.6 million and $63.2 million, respectively, in connection with the termination of the lease for our manufacturing facility in Waltham, Massachusetts.

●	Net Loss: Net loss was $21.4 million, or $0.32 basic and diluted net loss per share, for the quarter ended December 31, 2024, and $131.7 million, or $1.98 basic and diluted net loss per share, for the year ended December 31, 2024, compared to a net loss of $35.2 million, or $0.53 basic and diluted net loss per share, for the quarter ended December 31, 2023, and $126.6 million, or $1.96 basic and diluted net loss per share, for the year ended December 31, 2023.

About Generation Bio

Generation Bio is a biotechnology company working to change what’s possible for people living with T cell-driven autoimmune diseases. The company is developing redosable therapeutics that reprogram T cells in vivo to reduce or eliminate the production and persistence of autoreactive T cells, which erroneously recognize and attack the body’s own tissues, causing autoimmune diseases. Generation Bio’s innovative approach leverages cell-targeted lipid nanoparticles (ctLNP) to selectively deliver small interfering RNA (siRNA) to T cells. This combination of selective delivery and an intracellular, genetically precise mechanism of target engagement could unlock a series of high-value, historically undruggable disease-driving genes in autoimmunity. For more information, please visit www.generationbio.com.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for the company, including statements about the company’s strategic plans or objectives, cash resources, technology platforms, research and clinical development plans, and preclinical data and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: uncertainties inherent in the identification and development of product candidates, including the anticipated timing of identification of the company’s product candidates, the conduct of research activities, the initiation and completion of preclinical studies and clinical trials and clinical development of the company’s product candidates; uncertainties as to the availability and timing of results from preclinical studies and clinical trials; uncertainties regarding our novel technologies; whether results from preclinical studies will be predictive of the results of later preclinical studies and clinical trials; uncertainties regarding the anticipated timing of the submission of an investigational new drug application; whether the company’s cash resources are sufficient to fund the company’s operating expenses and capital expenditure requirements for the period anticipated; as well as the other risks and uncertainties set forth in the “Risk Factors” section of the company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are on file with the Securities and Exchange Commission, and in subsequent filings the company may make with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the company’s views as of the date hereof. The company anticipates that subsequent events and developments will cause the company’s views to change. However, while the company may elect to update these forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date on which they were made.

Investors and Media Contact

Maren Killackey

Generation Bio

mkillackey@generationbio.com

857-371-4638

GENERATION BIO CO.

CONSOLIDATED BALANCE SHEET DATA

(Unaudited)

(In thousands)

Earnings Release Balance Sheet	December 31, 2024	December 31, 2023
Cash, cash equivalents and marketable securities	$185,223	$264,364
Working capital	157,848	232,704
Total assets	231,197	374,758
Total stockholders’ equity	86,204	203,128

GENERATION BIO CO.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenues:
Collaboration Revenue	$4,188	$2,878	$19,892	$5,904

Operating expenses:
Research and development	15,494	27,923	61,305	93,617
General and administrative	8,656	13,376	37,780	50,850
Loss on lease termination	3,601	—	63,197	—
Total operating expenses	27,751	41,299	162,282	144,467
Loss from operations	(23,563)	(38,421)	(142,390)	(138,563)
Other income:
Other income and interest income, net	2,181	3,235	10,722	11,951
Net loss	$(21,382)	$(35,186)	$(131,668)	$(126,612)
Net loss per share, basic and diluted	$(0.32)	$(0.53)	$(1.98)	$(1.96)
Weighted average common shares outstanding, basic and diluted	66,790,803	66,062,208	66,624,249	64,483,520

Comprehensive loss:
Net loss	$(21,382)	$(35,186)	$(131,668)	$(126,612)
Other comprehensive income (loss):
Unrealized gains (losses) on marketable securities	(160)	278	(115)	357
Comprehensive loss	$(21,542)	$(34,908)	$(131,783)	$(126,255)